53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds period ended June 30, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were:

Putnam VT American Government
Fund

$5,649
Putnam VT Capital Appreciation
Fund

1,372
Putnam VT Capital Opportunities
Fund

248
Putnam VT Discovery Growth Fund

1,737
Putnam VT Diversified Income
Fund

10,245
Putnam VT Equity Income Fund

1,304
Putnam VT Global Asset
Allocation Fund

8,235
Putnam VT The George Putnam
Fund of Boston

11,766
Putnam VT Global Equity Fund

17,024
Putnam VT Growth and Income
Fund

79,666
Putnam VT Growth Opportunities
Fund

2,513
Putnam VT Health Sciences Fund

7,676
Putnam VT High Yield Fund

12,916
Putnam VT Income Fund

16,269
Putnam VT International Equity
Fund

16,080
Putnam VT International Growth
and Income Fund

6,403
Putnam VT International New
Opportunities Fund

5,214
Putnam VT Investors Fund

13,072
Putnam VT Mid Cap Value Fund

575
Putnam VT Money Market Fund

7,747
Putnam VT New Opportunities
Fund

34,550
Putnam VT New Value Fund

10,436
Putnam VT OTC & Emerging Growth
Fund

4,664
Putnam VT Research Fund

6,001
Putnam VT Small Cap Value Fund

9,835
Putnam VT Utilities Growth and
Income Fund

8,792
Putnam VT Vista Fund

10,521
Putnam VT Voyager Fund

57,298